SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party Other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement                [ ]  Confidential for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-
     11(c) or Rule 14a-12

                                  YP.NET, INC.

                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

Title of each series of securities to which transaction applies:  N/A

(1)     Aggregate number of securities to which transaction applies:  N/A

(2) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(3)     Proposed maximum aggregate value of transaction:  N/A

(4)     Total fee paid:  N/A

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:  N/A

(2)     Form. Schedule or Registration Statement No.:  N/A

(3)     Filing Party:  N/A

(4)     Date Filed:  N/A

                                  YP.NET, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON APRIL 2, 2004

To Our Stockholders:

The 2004 Annual Meeting of Stockholders of YP.Net, Inc. will be held at the Sheraton Hotel, 200 North Centennial Way, Mesa, Arizona 85201, on April 2, 2004, beginning at 10:00 a.m. local time. The Annual Meeting is being held for the following purposes:

1. To elect five directors to the Company's Board of Directors to serve for terms of one to three years or until their successors are duly elected and qualified if Proposal 3 is approved, or to elect the same individuals as directors for a term of one year if Proposal 3 is not approved.

2. To consider and vote upon a proposal to amend the YP.Net, Inc. 2003 Stock Plan, which would increase the shares available for issuance under the plan from 3,000,000 to 5,000,000 shares of common stock.

3. To consider and vote upon a proposal to amend and restate the Company's Articles of Incorporation in the form attached as Appendix A to the enclosed Proxy Statement (the "Amended and Restated Articles").
     Specifically, the Amended and Restated Articles will accomplish the following:

     (i)  change  the  corporate  name  of  the  Company  to  "YP  Corp.";

     (ii) provide for the classification of the Board of Directors into three classes of directors with staggered three-year terms;

     (iii) generally update the existing Articles of Incorporation to (a) eliminate the designation of the Series A, Series B, Series C, and Series D Preferred Stock since no shares of such Series have ever been issued and the Board of Directors has recently retired such series,
          (b) decrease the authorized Preferred Stock; (c) add language concerning the indemnification of the Company's officers and directors; (d) add language that upon dissolution of the Company, the Company's remaining net assets are to be paid to holders of Common Stock after any liquidation preference has been paid to Preferred Stockholders; (e) clarify that the number of directors of the Company may be increased or decreased as provided in the Company's Bylaws; (f) limit the ability of stockholders to act by written consent; and (g) require a supermajority vote of the stockholders to amend or repeal some of the foregoing amendments; and

     (iv) restate the Articles of Incorporation by incorporating in a single document the new amendments, to the extent that they are approved by the stockholders at the Annual Meeting, as well as prior amendments and restatements.

4. To transact such other business that may properly come before the meeting.

Stockholders of record at the close of business on February 19, 2004 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Your vote is important. In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it to us via facsimile to the attention of David Iannini at (480) 325-1257 or in the enclosed postage-paid envelope.

                                        By Order of the Board of Directors

                                        /s/ Angelo Tullo
                                        Angelo Tullo
                                        Chairman of the Board
                                        March  1,  2004
                                        Mesa, Arizona

                                      TABLE OF CONTENTS
                                      -----------------

ABOUT THE MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     What is the purpose of the Annual Meeting?. . . . . . . . . . . . . . . . . . . . .   1
     Who is entitled to attend and vote at the Annual Meeting? . . . . . . . . . . . . .   1
     How do I vote?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     What if I vote and then change my mind? . . . . . . . . . . . . . . . . . . . . . .   2
     What are the Board's recommendations? . . . . . . . . . . . . . . . . . . . . . . .   2
     What constitutes a quorum?. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     What vote is required to approve each item? . . . . . . . . . . . . . . . . . . . .   2
     Can I dissent or exercise rights of appraisal?. . . . . . . . . . . . . . . . . . .   3
     Who pays for this proxy solicitation? . . . . . . . . . . . . . . . . . . . . . . .   3
BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Election of Directors (Proposal No. 1). . . . . . . . . . . . . . . . . . . . . . .   3
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Nominees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     How are directors compensated?. . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     How often did the Board meet during fiscal 2003?. . . . . . . . . . . . . . . . . .   7
     What committees has the Board established?. . . . . . . . . . . . . . . . . . . . .   7
EXECUTIVE OFFICERS AND COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Executive Officers and Significant Employees. . . . . . . . . . . . . . . . . . . .   8
     Executive Compensation Summary. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . . . . . . . . . . . .  11
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT. . . . . . . . . . . . . . .  17
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. . . . . . . . . . . . . . . . .  18
AMENDMENT TO THE YP.NET, INC. 2003 STOCK PLAN (PROPOSAL NO. 2) . . . . . . . . . . . . .  19
EQUITY COMPENSATION PLAN INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .  23
AMENDMENT TO AND RESTATEMENT OF THE COMPANY'S ARTICLES OF INCORPORATION (PROPOSAL NO. 3)  23
STOCKHOLDER PROPOSALS AND NOMINATIONS. . . . . . . . . . . . . . . . . . . . . . . . . .  30
OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS . . . . . . . . . . . . . . . . .  30
APPENDIX-AMENDED AND RESTATED ARTICLES OF INCORPORATION OF YP.NET, INC   A-. . . . . . .   1

                                  YP.NET, INC.
                            4840 EAST JASMINE STREET
                                    SUITE 105
                            MESA, ARIZONA 85205-3321
                                 (480) 654-9646


                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON APRIL 2, 2004

     This Proxy Statement relates to the 2004 Annual Meeting of Stockholders of YP.Net, Inc. The Annual Meeting will be held on April 2, 2004 at 10:00 a.m. local time, at the Sheraton Hotel located at 200 North Centennial Way, Mesa, Arizona 85201, or at such other time and place to which the Annual Meeting may be adjourned or postponed. THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS. The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about March 2, 2004.

                       ABOUT THE MEETINGABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting and this Proxy Statement, including the election of five directors, the amendment of the 2003 Stock Plan, and the amendment and restatement of our Articles of Incorporation. In addition, management will report on our most recent financial and operating results and respond to questions from stockholders.

WHO IS ENTITLED TO ATTEND AND VOTE AT THE ANNUAL MEETING?

     Only stockholders of record at the close of business on the record date, February 19, 2004, or their duly appointed proxies, are entitled to receive notice of the Annual Meeting, attend the meeting, and vote the shares that they held on that date at the meeting or any postponement or adjournment of the meeting. At the close of business on February 1, 2004, there were issued, outstanding and entitled to vote approximately 48,860,802 shares of our common stock, par value $.001 per share, which are entitled to approximately 48,860,802 votes. You may not cumulate votes in the election of directors.

HOW DO I VOTE?

     You can vote on matters to come before the meeting in two ways: (i) you can attend the meeting and cast your vote in person; or (ii) you can vote by completing, dating and signing the enclosed proxy card and returning it to us or by the use of mail or facsimile. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxyholders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of the Board of Directors.

WHAT IF I VOTE AND THEN CHANGE MY MIND?

     You may revoke your proxy at any time before it is exercised by either (i) filing with our Corporate Secretary a notice of revocation; (ii) sending in another duly executed proxy bearing a later date; or (iii) attending the meeting and casting your vote in person. Your last vote will be the vote that is counted.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are set forth together with a description of such items in this Proxy Statement. In summary, the Board recommends a vote FOR all of the proposals described in this Proxy Statement.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT CONSTITUTES A QUORUM?

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares on the record date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes (defined below) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether a quorum is present.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. Election of a director requires affirmative votes of the holders of a plurality of the shares present in person or represented by proxy, and entitled to vote at a meeting at which a quorum is present. The five persons receiving the greatest number of votes will be elected as directors. Stockholders may not cumulate votes in the election of directors. Since only affirmative votes count for this purpose, a properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     AMENDMENT TO 2003 STOCK PLAN. The approval of the proposed amendment to the 2003 Stock Plan will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal. A properly executed proxy marked "ABSTAIN" with respect to this proposal will not be voted, although it will be counted for purposes of whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION. The approval of the proposed amendment and restatement of our Articles of Incorporation will require the affirmative vote of the holders of a majority of our outstanding shares of common stock. A properly executed proxy marked "ABSTAIN" with respect to this proposal will not be voted, although it will be counted for purposes of whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     EFFECT OF BROKER NON-VOTES. If your shares are held by your broker in "street name," you are receiving a voting instruction form from your broker or the broker's agent, asking you how your shares should be voted. Please complete the form and return it in the envelope provided by the broker or agent. No postage is necessary if mailed in the United States. If you do not instruct your broker how to vote, your broker may vote your shares at its discretion or, on some matters, may not be permitted to exercise voting discretion. Votes that could have been cast on the matter in question if the brokers have received their customers' instructions, and as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority, are referred to as "broker non-votes." Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum. Accordingly, a broker non-vote will have the effect of a negative vote.

CAN I DISSENT OR EXERCISE RIGHTS OF APPRAISAL?

     Under Nevada law, holders of our voting stock are not entitled to dissent from any of the proposals to be presented at the Annual Meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

WHO PAYS FOR THIS PROXY SOLICITATION?

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners.

                      BOARD OF DIRECTORSBOARD OF DIRECTORS

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

GENERAL

     A board of five directors is to be elected at the Annual Meeting. It is expected that a majority of the common stock will be voted in favor of the five nominees named below, all of whom are current directors. In the event Proposal 3, which includes the creation of a classified Board of Directors, is adopted at the Annual Meeting, the directors will be divided into three classes and, unless otherwise noted on the proxy, the shares represented by the enclosed proxy will be voted for the election as directors of the five nominees named below to serve for the terms indicated below, or until their successors have been duly elected and qualified. If Proposal 3 is not approved by the stockholders at the Annual Meeting, then unless otherwise noted on the proxy, the shares represented by the enclosed proxy will be voted for the election as directors of the five nominees named below to serve until the 2005 Annual Meeting or until their successors have been duly elected and qualified. In the event that any nominee is unable or declines to serve as a director, an alternate nominee will be designated by the present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director.

VOTE REQUIRED

     If a quorum is present and voting, the five nominees receiving the highest number of votes will be elected to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

NAME OF NOMINEE       CLASS  TERM  AGE                    TITLE
--------------------  -----  ----  ---  -----------------------------------------
Angelo Tullo          I      2007   47  Chairman of the Board of Directors, Chief
                                        Executive Officer and President
DeVal Johnson         I      2007   37  Director and Secretary
Peter Bergmann        II     2006   54  Director
Daniel L. Coury, Sr.  II     2006   49  Director
Gregory B. Crane      III    2005   39  Director

     ANGELO TULLO. Mr. Tullo has served as the Chairman of the Board of YP.Net since February 2000. Mr. Tullo was hired as Chief Executive Officer and President on September 10, 2000. Mr. Tullo is the president of Sunbelt Financial Solutions, Inc., an investment banking and consulting firm in Scottsdale, Arizona. From January 1997 to December 1999, Mr. Tullo was President and a director of American Business Funding Corp., which was in the business of accounts receivable factoring for small and medium sized businesses. For over twenty years, Mr. Tullo has been active as a business consultant. Mr. Tullo has actively worked in the areas of commercial financing and factoring for the past ten years. He has owned and operated factoring companies, leasing companies, consulting companies, wholesale companies, professional employment organizations, insurance agencies, heating and air conditioning contractors, retail oil companies, real estate companies and restaurants. He is a former member of the CEO Club in New York, and currently is a member and honorary Mesa Chairman of the Presidential Business Roundtable Committee and the Turnaround Management Association.

     Mr. Tullo has been involved with a number of corporate turnaround situations in which the companies he was associated with faced difficult financial circumstances. He has been successful with most of these difficult situations. However, in February 2000, after Mr. Tullo had departed, American Business Funding Corp. filed for protection under Chapter 11 of the Bankruptcy Code in the Federal District Court of Arizona. Mr. Tullo had previously been a director, officer and shareholder of American Business Funding Corp. prior to the time of its bankruptcy filing. American Business Funding has successfully emerged from Chapter 11 bankruptcy with an approved plan that fully repays all creditors.

     DEVAL JOHNSON. Mr. Johnson has served as a director since October 1999. Currently, Mr. Johnson serves as Corporate Secretary and Vice President. Prior to the acquisition of Telco Billing, Inc., our wholly owned subsidiary, Mr. Johnson was part of the team that created what is now the YP.Com concept. When Telco Billing was acquired in June 1999, Mr. Johnson left to create Simple.Net, an Internet service provider. In October 1999, Mr. Johnson was asked to return to serve as a Director of the Company, whereupon he was instrumental in refocusing the Company on it's newly acquired business, which resulted in the corporate name change to YP.Net, Inc. Since that time, Mr. Johnson has been the art director responsible for the design of the in-house sales presentations, creation of the corporate logo(s) and image for YP.Net and directs the team that creates and manages our web presence. In 2001, Mr. Johnson consolidated his other business interests, GraffitiWorx, a graphic design firm and SiteForce, a web site design firm, into Advanced Internet Marketing, Inc. to provide design and marketing services to a variety of companies. Mr. Johnson continues to offer these services to the Company. Prior to 1997, Mr. Johnson created the PrintPro franchise concept for Design Concept Printing & Signs, Inc. and headed up their graphic design department. Mr. Johnson is actively involved with web site promotion, interactive design, Internet advertising and public relations. Mr. Johnson continues his business Simple.Net where he serves as an officer and director.

     GREGORY B. CRANE. Mr. Crane has been a director of YP.Net since February 2000. He currently serves as Chief Operating Officer of Telco Billing, our wholly owned subsidiary and the entity out of which we conduct most of our operations. Mr. Crane served as the Company's Director of Operations from February 2000 to September 2000. Mr. Crane has served as President of Advertising Management and Consulting Services, Inc. ("AMCS") since January 29, 2001. AMCS provides marketing and administrative services, as well as personnel, to the Company. From mid-1997 to December 2002, Mr. Crane served as a marketing consultant to Business Executive Services, Inc. ("BESI"), a direct mail management and processing company. From September 1998 to June 1999, Mr. Crane was the General Manager of Telco Billing. Mr. Crane has owned and operated several businesses, including residential and commercial builders, multi-state mail order, and document-preparation companies, and also was the creator of the Yellow-Page.Net concept. Mr. Crane is a former member of the Young Entrepreneur's Organization.

     In connection with a former business of Mr. Crane, which provided homestead declaration document preparation and filing services, Mr. Crane and that business were subject to injunctive actions brought by the state of Florida as a result of complaints relating to the presentation of solicitation mailers. Mr. Crane voluntarily entered into a consent order with the State of Florida that required him to supply a copy of the mailer to be printed within 14 days prior to its mailing, as well as the payment of civil penalties, restitution, and attorneys' fees if he were to violate the order in the future. The order was violated due to an error in type size made by a printing company hired by Mr. Crane's business. The printing company has admitted its responsibility for this error. Despite the printing company's admission, Mr. Crane was subject to a judgment, dated February 1998, in the amount of approximately $1.4 million, plus accrued interest. However, because of the printing company's admission, the State of Florida took no action on this matter, which was finally vacated in June 2003.

     Because Mr. Crane had been an employee of Telco Billing, Inc. prior to its acquisition by the Company, Mr. Crane was named in an action filed by the United States Federal Trade Commission ("FTC") against the Company in June 2000 concerning actions taken by prior management of the Company. None of the Company's current management was either present for or involved with the actions that were the basis for the FTC's complaint. The actions of the prior management involved the presentation of direct mail solicitations. Mr. Crane has been included in the Stipulated Preliminary Order entered into by the FTC and the Company and approved by the FTC. The Stipulated Final Judgment and Order for Permanent Injunction and Other Equitable Relief by and between the FTC, Mr. Crane, Telco Billing, the Company and others (the "Order") places certain restrictions on the way mail solicitations will appear. The U.S. District Court has approved the Order and the matter is closed with no findings of wrong doing on the part of Mr. Crane, the Company, or its officers and directors.

     DANIEL L. COURY, SR. Mr. Coury has served as a director of YP.Net since February 2000. For the last twelve years, Mr. Coury has served as President and Chairman of Mesa Cold Storage, Ltd., which owns and operates the largest cold storage facilities in Arizona. Between 1990 and the present, Mr. Coury has developed an additional 4.6 million cubic feet of modern, state of the art cold storage facilities in Mesa and Tolleson, Arizona. Before Mr. Coury purchased Mesa Cold Storage, he had experience in international trade, real estate development, real estate exchanges and serving as a consultant to the family businesses, which include five General Motors dealerships, numerous commercial and residential developments and mortuary services.

     PETER BERGMANN. Mr. Bergmann has served as a director of the Company since May 2002. Since January 1999, Mr. Bergmann has served as the President of Perfect Timing Media, Inc., a television development and production company, which he founded. From 1994 to 1999, Mr. Bergmann was a member of the faculty at Fairleigh Dickinson University, where he inaugurated the electronic Filmmaking and Digital Video Design program, which is a distinctive program in video and computer-generated graphics technologies offering students an opportunity to study commerce and art. In 1988, Mr. Bergmann joined Major Arts, Inc., a division of Paramount Communications, Inc., as the head of its television division where he was responsible for developing projects for television production. In 1987, Mr. Bergmann served as the President of Odyssey Entertainment, Inc. where he engineered the purchase of Coast Productions, Inc., which subsequently became Odyssey Filmmakers, Inc. From 1984 through 1987, Mr. Bergmann served as President of The Film Company, where he had directorial and production responsibilities for theatrical releases and projects for television. During the 14 years prior to 1984, Mr. Bergmann was employed in various capacities by the American Broadcasting Company. These positions included line producer, division head, and assistant to the President, Executive Vice President and Special Assistant to the Chairman of the Board. Mr. Bergmann received his PhD from New York University.

HOW ARE DIRECTORS COMPENSATED?

     The directors receive $2,000 per meeting or per quarter, whichever is greater, for their service on the Board and may receive $250 per hour for services related to any Board Committees, standing, temporary or otherwise, on which they serve. Upon appointment to the Board, Mr. Tullo was awarded 100,000 shares of our common stock. All other directors were awarded 50,000 shares upon their appointment to the Board. The shares awarded were earned monthly for director services performed.

     The Company has an arrangement with one of its outside directors, Mr. Coury, whereby the Company has agreed to pay $10,000 per month for Board and Compensation committee services to DLC Consulting, Inc., an entity owned by Mr. Coury, instead of paying Mr. Coury directly.

     In compliance with the new rules implemented by the Sarbanes-Oxley Act of 2002, the Company has established a hotline in order to receive anonymous calls and complaints concerning accounting, internal accounting controls, or auditing matters. Mr. Bergmann receives an additional annual fee of $3,000 for monitoring this hotline.

In fiscal 2003, our directors received the following compensation for their service as directors:

                           DIRECTOR                CASH
                          --------------------  --------
                          Angelo Tullo          $  8,000
                          DeVal Johnson         $  8,000
                          Gregory B. Crane      $  8,000
                          Daniel L. Coury, Sr.  $128,000
                          Peter Bergmann        $ 21,000


HOW OFTEN DID THE BOARD MEET DURING FISCAL 2003?

     The Board of Directors met 10 times during fiscal 2003. Attendance by directors at the meetings of the Board and Board committees on which they served was 100%.

WHAT  COMMITTEES  HAS  THE  BOARD  ESTABLISHED?

     The Board of Directors has one standing committee, a Compensation Committee. Messrs. Coury and Bergmann, both outside directors, are currently the only members of the Compensation Committee. Mr. Coury serves as the committee's chairman. Our Compensation Committee, which met four times during Fiscal 2003, reviews the performance of management and the compensation of our executive officers, as well as executive bonus plan allocations. The Compensation Committee also administers our 2003 Stock Plan and approves stock grants to officers and employees under that plan. We currently are in the process of identifying qualified individuals to serve as additional independent members of the Compensation Committee.

     We do not maintain a standing Audit Committee at this time. However, we are in the process of forming this committee, as well as identifying qualified individuals to serve on such committee. Additionally, we currently do not have a financial expert serving on our Board of Directors. However, in an effort to ensure fiscal responsibility, the Board has hired the services of Jerold M. Pierce, a former investigator of the Internal Revenue Service, to perform forensic auditing each fiscal quarter and to assess compliance with applicable and appropriate accounting and financial controls. Mr. Pierce reports his findings directly to the full board. Mr. Pierce also meets with our Chief Financial Officer and other members of financial management and our independent auditors to review internal accounting controls and accounting, auditing and financial reporting matters.

     We do not maintain a standing nominating committee or other committee performing similar functions. The function of nominating directors is carried out by the entire Board of Directors.


EXECUTIVE OFFICERS AND COMPENSATIONEXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE  OFFICERS  AND SIGNIFICANT EMPLOYEES

     Our management consists of the following personnel, in addition to Angelo Tullo, our Chief Executive Officer and President and DeVal Johnson, our Secretary, both of whom are named above as Directors.

NAME                                     AGE          POSITION
David J. Iannini                          44  Chief Financial Officer
John Raven                                39  Chief Technology Officer

     DAVID J. IANNINI. Mr. Iannini has served as our Chief Financial Officer since August 2002. Mr. Iannini was employed as Treasurer and Vice President of Corporate Development of Viad Corp, a publicly held company with over $1.5 billion in annual sales and over $7 billion in assets, from July 1999 to June 2002. Viad Corp. is a diversified service business with operating companies involved in the financial services, convention, travel and other businesses. Mr. Iannini was an investment banker from August 1986 to July 1999, primarily with Salomon Brothers, Inc. Mr. Iannini received his Masters in Business Administration, Summa Cum Laude, from the Anderson Graduate School of Management at U.C.L.A. Prior to his graduate studies, he worked with a Big Five accounting firm and is a certified public accountant. Mr. Iannini received his Bachelors of Science degree, Magna Cum Laude, in Accounting from Boston College in 1981.

JOHN RAVEN. Mr. Raven was appointed Chief Technology Officer for YP.Net, Inc. in September 2003. Mr. Raven has over ten years experience in the technology arena and 16 years of overall leadership experience working with companies such as Perot Systems (PER) where he managed 640 staff members and a $170 million annual IT budget, Read-Rite Corp (RDRT) where he oversaw a $30 million dollars IT budget with operations throughout Asia, as well as Cap Gemini Ernst & Young (CAPMF) where he managed accounts for this division of a Big 5 auditing firm maintaining $4.8 million in revenue. Mr. Raven also served as Director of Information Technology at Viacom's ENG Network division. Most recently, as a member of senior account management for Perot Systems he directed the development of information security strategy for its client Catholic Healthcare West. Mr. Raven has experience in software engineering, data and process architecture, systems development, and database management systems. At NASA's Jet Propulsion Laboratory, Mr. Raven was a team member and information systems engineer for the historic 1997 mission to Mars conducted with the Pathfinder space vehicle and the Sojourner surface rover. Mr. Raven received his Bachelors of Science in Computer Science from the California Institute of Technology in 1991. His certifications include; Cisco Internetwork Engineer, Project Management from the Project Management Institute, Certified Project Manager from Perot Management Methodology Institute, Microsoft Certified System Engineer, Certified Novel Engineer and others.

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth the total compensation for the fiscal years ended September 30, 2003, 2002 and 2001 paid to or accrued for our chief executive officer and our four other executive officers who provided services to us at September 30, 2003, excluding executive officers paid less than $100,000 annually. These executive officers are collectively referred to as the "Named Executive Officers."

                                           SUMMARY COMPENSATION TABLE


                                             ANNUAL COMPENSATION                               LONG TERM
                                             -------------------                              COMPENSATION
                                                                                              ------------
     NAME AND
     --------                                                    OTHER ANNUAL      RESTRICTED STOCK      ALL OTHER
PRINCIPAL POSITION          YEAR  SALARY ($)(6)   BONUS ($)   COMPENSATION ($)(7)    AWARDS ($)(8)    COMPENSATION ($)
--------------------------  ----  -------------  -----------  -------------------  -----------------  ----------------
Angelo Tullo (1)            2003        612,000      300,000              100,844            303,750        410,054(9)
Chairman, Chief Executive   2002        282,000      208,000                    -                  -                -
Officer, President          2001        218,000       48,000                    -                  -                -

David J. Iannini (2)        2003        199,808       43,750                    -            607,500                -
Chief Financial Officer     2002         11,538            -                    -                  -                -
                            2001              -            -                    -                  -                -

DeVal Johnson (3)           2003        269,750       95,000                    -            405,000                -
Director, Secretary         2002        125,800       20,000                    -                  -                -
and Subsidiary Officer      2001          8,000        5,618                    -                  -                -

Gregory Crane (4)           2003        442,000      110,000                    -            405,000                -
Director and Subsidiary     2002        249,000       35,000                    -                  -                -
Officer                     2001        122,000            -                    -                  -                -

John Raven (5)              2003          8,654            -                    -            150,000                -
Chief Technology Officer    2002              -            -                    -                  -                -
of Subsidiary               2001              -            -                    -                  -                -

_____________


                                        9

(1) Mr. Tullo is not directly compensated by the Company. The amounts shown herein as compensation to Mr. Tullo are the total amounts paid by the Company to Sunbelt Financial Concepts, Inc. ("Sunbelt") for services provided to the Company by Mr. Tullo and his staff, pursuant to an Executive Consulting Agreement dated September 20, 2002. This agreement replaced a prior agreement between the Company and Sunbelt. These amounts may not reflect Mr. Tullo's actual compensation from Sunbelt, which may be greater or less than the amount shown. The amounts set forth under the Bonus column for Mr. Tullo include 200,000 shares of YP.Net stock valued by the Company at $.24 per share in fiscal 2001 and 4,000,000 shares valued by the Company at $.075 per share in fiscal 2003 issued to Sunbelt.

(2) The amounts shown herein as compensation to Mr. Iannini are the total amounts paid by the Company either to Mr. Iannini directly or to Mar &
     Associates, Inc., an entity owned by Mr. Iannini, ("Mar") for services provided to the Company pursuant to an Executive Consulting Agreement dated
     May 1, 2003. These amounts may not reflect Mr. Iannini's actual compensation from Mar, which may be greater or less than what is shown. The amounts set forth under the Bonus column include 50,000 shares of Common
     Stock  valued by the Company at $.075per share and 250,000 shares of Common
     Stock valued by the Company at $.10 per share issued to Mr. Iannini in fiscal 2003. Mr. Iannini joined the Company in August 2002.

(3) Mr. Johnson is not compensated directly by the Company. The amounts shown herein as compensation are the total amounts paid by the Company to Advanced Internet Marketing, Inc. ("AIM"), for services provided to the Company by Mr. Johnson and his staff, pursuant to an Executive Consulting
     Agreement  dated  September  20,  2002.  These  amounts may not reflect Mr.
     Johnson's actual compensation from AIM, which may be greater or less than what is shown. The amounts set forth under the Bonus column include
     1,000,000 shares of YP.Net stock valued by the Company at $.075 per share issued to Mr. Johnson in fiscal 2003.

(4) Mr. Crane is not compensated directly by the Company. The amounts shown herein as compensation to Mr. Crane are the total amounts paid by the Company to Advertising Management and Consulting Services, Inc. ("AMCS") for services provided to the Company by Mr. Crane and his staff pursuant to an Executive Consulting Agreement dated September 20, 2002. These amounts may not reflect Mr. Crane's actual compensation from AMCS, which may be greater or less than what is shown. Mr. Crane is the President of AMCS, which provides marketing and administrative services and personnel to the Company. The amounts set forth under the Bonus column include 1,000,000 shares of YP.Net stock valued by the Company at $.075 per share issued to Mr. Crane in fiscal 2003.

(5)  Mr.  Raven  joined  the  Company  in  August,  2003.  His  annual salary is
     $150,000.

(6) The amounts set forth under the Salary column include base salary paid to the consulting entities with which the Named Executive Officers are associated, unless otherwise specified. These amounts also include payments made under the Flex Compensation program pursuant to their Executive
     Consulting  Agreements.  The  Named  Executive


                                       10

     Officers' relationships with these consulting firms and the descriptions of the Executive Consulting Agreements are more fully discussed under "Certain
     Relationships  and  Related  Transactions  -  Agreements  with  Executive
     Officers."

(7) The amounts set forth under this column include reimbursed taxes on bonus and other compensation paid pursuant to certain Executive Consulting
     Agreements  between  the  Company  and  the  Named Executive Officer. Those
     Executive  Consulting  Agreements  are  more  fully  described  at "Certain
     Relationships  and  Related  Transactions  -  Agreements  with  Executive
     Officers."

(8) The amounts under the Restricted Stock Awards column include the dollar value of shares of restricted stock issued to the Named Executive Officers under our 2003 Stock Plan.

(9) This amount reflects the reimbursement of legal fees in connection with a legal matter involving Mr. Tullo and a former business with which he was involved. This matter has been settled and all claims against Mr. Tullo in connection with this matter have been dismissed.

COMPENSATION  PURSUANT  TO  STOCK  OPTIONS.

     No options were granted to any of the Named Executive Officers during the fiscal year ended September 30, 2003.

     During the fiscal year ended September 30, 2003, there were no outstanding stock options. Also during such fiscal year, no long-term incentive plans or pension plans were in effect with respect to any of the Company's officers, directors or employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENTS WITH EXECUTIVE OFFICERS

     We have entered into the following Executive Consulting Agreements with entities controlled or owned by Messrs. Tullo, Crane, Johnson and Iannini. Each of these agreements is dated as of September 20, 2002 and has a five year term, with the exception of the agreement entered into with Mar & Associates, Inc., the entity controlled by Mr. Iannini, which was dated as of May 1, 2003 and has a term of 55 months.

     These agreements are not personal service contracts to the respective executive officers. The amounts paid to these entities support multiple personnel employed by the consulting entities, as well as costs associated with the provision of the specified services. The individuals deployed by the consulting entities include skilled support staff with many years of experience working as a team, both within their own entities, as well as between entities. The Named Executive Officers and their respective consulting entities provide a wealth of experience in turnaround and restructuring situations, as well as solid track records of operating successful companies. Our Board of Directors believes that these arrangements are beneficial to the Company and in the best interests of our stockholders given the breadth of support and depth of knowledge and expertise that each consulting entity brings to bear through its respective support teams.

Sunbelt Financial Concepts, Inc.

     Mr. Tullo, our Chief Executive Officer, is the President of Sunbelt Financial Concepts, Inc. ("Sunbelt"). The Sunbelt agreement provides that Mr. Tullo, through Sunbelt, will provide us with the services of Chief Executive Officer, Chairman and President among other administrative services and personnel. Pursuant to the Sunbelt agreement, Sunbelt originally received $32,000 per month during the first year of the agreement with a 10% annual increase in each succeeding year, as well as Board of Director fees, an annual bonus, and fees and reimbursements for certain ancillary items. The Sunbelt agreement also awarded Sunbelt 4,000,000 shares of the Company's common stock, grossed-up for taxes, subject to achieving certain performance goals for the Company in fiscal 2003, which were achieved.

     As part of the Sunbelt agreement, a Flex Compensation program was instituted. This program provides Sunbelt with the ability to be paid up to $220,000 annually (increased by 10% on each anniversary date of the agreement) as additional compensation, subject to sufficient cash on hand at the Company. The taxes on the Flex Compensation, bonus and stock that is not issued under our 2003 Stock Plan are paid by the Company. In addition, the agreement contains a Due on Sale clause whereby, if there is a change of control of the Company, as defined, Sunbelt will receive the greater of 30% of the amounts due under the agreement or 12 months' worth of fees.

     In fiscal 2003, Sunbelt was paid approximately $384,000 in fees, $220,000 in Flex compensation under the Flex Compensation program, $8,000 in directors fees and $300,000 in common stock for services rendered by it through Mr. Tullo and his support staff. The Company also reimbursed Sunbelt $100,844 for income taxes pursuant to the agreement.

     Sunbelt also was compensated approximately $410,054 in fiscal 2003 as reimbursed legal fees in connection with certain legal matters involving Mr.
Tullo, as more fully described in our Annual Report accompanying this Proxy Statement.

     We have has also entered into an agreement with Sunbelt, dated January 2002, wherein we lease two vehicles in the Company's name for the benefit of Sunbelt. Sunbelt pays the lease payments on the vehicles, which are $1,079 and $1,111 respectively. This agreement remains in effect until the conclusion of the respective leases, which expire in January 2005 and February 2005 respectively. This arrangement was structured in this manner in an effort to assist the Company in establishing credit for future equipment purchases.

Advertising  Management  &  Consulting  Services,  Inc.

     Mr. Crane, our Executive Vice President of Marketing, Chief Operating Officer and a director, is the President of Advertising Management & Consulting Services, Inc. ("AMCS"). The AMCS agreement provides that Mr. Crane, through AMCS, will provide the Company with the services of director and Executive Vice President of Marketing, among other administrative services and personnel. Under the AMCS agreement, we outsource the design and testing of our many direct mail pieces to AMCS. As part of the AMCS agreement, AMCS originally received $32,000 per month with a 10% annual increase in each succeeding year, as well as Board of Director fees, an annual bonus, and fees and reimbursements for certain ancillary items. In addition, the AMCS agreement also awarded AMCS with 1,000,000 shares of the Company's common stock, grossed-up for taxes, subject to achieving certain performance goals for the Company in fiscal 2003, which were achieved.

     As part of the agreement with AMCS, a Flex Compensation program was instituted. This program provides AMCS with the ability to be paid up to $50,000 per year (increased by 10% on each anniversary date of the agreement) as additional compensation, subject to sufficient cash on hand at the Company. The taxes on the Flex Compensation, bonus and stock that is not issued under our 2003 Stock Plan are paid by the Company. In addition, the agreement contains a Due on Sale clause whereby, if there is a change of control of the Company, as defined, AMCS will receive the greater of 30% of the amounts due under the agreement or 12 months' worth of fees.

     In fiscal 2003, AMCS was paid approximately $384,000 in fees, $35,000 as an annual bonus, $50,000 in Flex compensation under the Flex Compensation program, $8,000 in directors fees and $75,000 in common stock for services rendered by it through Mr. Crane and his support staff. AMCS was also granted approximately
$405,000  in  restricted  stock  in  fiscal  2003  as  additional  compensation.

Advanced Internet Marketing, Inc.

     Mr.  Johnson,  our  Executive  Vice  President  of  Corporate Image, is the
President of Advanced Internet Marketing, Inc. ("AIM"). The AIM agreement provides that Mr. Johnson, through AIM, will provide the Company with the services of director, Corporate Secretary and Executive Vice President of Corporate Image, among other administrative and marketing services and personnel. In addition to the services discussed above, under the AIM agreement, we also outsource the design and some of the marketing of our website to AIM. All of these services are included under the agreement and for the fees described below. As part of the AIM agreement, AIM originally received $18,000 per month with a 10% annual increase in each succeeding year, as well as Board of Director fees, an annual bonus, and fees and reimbursements for certain ancillary items. In addition, the agreement also awarded AIM with 1,000,000 shares of Company common stock, grossed-up for taxes, subject to achieving certain performance goals for the Company in fiscal 2003, which were achieved.

     As part of the agreement, a Flex Compensation program was instituted. This program provides AIM with the ability to be paid up to $30,000 annually (increased by 10% on each anniversary date of the agreement) as additional compensation, subject to sufficient cash on hand at the Company. The taxes on the Flex Compensation, bonus and stock that is not issued under our 2003 Stock Plan are paid by the Company. In addition, the agreement contains a Due on Sale clause whereby, if there is a change of control of the Company, as defined, AIM will receive the greater of 30% of the amounts due under the Agreement or 12 months' worth of fees.

     In fiscal 2003, AIM was paid approximately $274,750 in fees, $35,000 as an annual bonus, $30,000 in Flex compensation under the Flex Compensation program, $8,000 in directors fees and $75,000 in common stock for services rendered by it through Mr. Johnson and his support staff. AIM was also granted approximately $405,000 in restricted stock in fiscal 2003 as additional compensation.

Mar & Associates, Inc.

     Mr. Iannini, our Chief Financial Officer, is the President of Mar & Associates, Inc. ("MAR"). The MAR Agreement provides that Mr. Iannini, through MAR, will provide the Company with the services of Chief Financial Officer, among other administrative services. As part of the MAR Agreement, MAR originally received $17,500 per month with a 10% annual increase in each succeeding year, as well as fees and reimbursements for certain ancillary items. In addition, the agreement also awarded MAR with 250,000 shares of Company common stock, grossed-up for taxes, subject to achieving certain performance goals for the Company by January 1, 2004, which were achieved.

     As part of the agreement, a Flex Compensation program was instituted. This program provides MAR with the ability to be paid up to $15,000 annually (increased by 10% on each anniversary date of the agreement) as additional compensation, subject to sufficient cash on hand at the Company. The taxes on the Flex Compensation, bonus and stock that is not issued under our 2003 Stock Plan are paid by the Company. In addition, the agreement contains a Due on Sale clause whereby, if there is a change of control of the Company, as defined, then MAR will receive the greater of 30% of the amounts due under the agreement or 12 months worth of fees.

     The agreement also awards bonuses of $15,000 to MAR relating to performance in fiscal 2003, $21,000 relating to performance for fiscal 2004, and 10% of annual salary for each fiscal year thereafter for the term of the agreement.

     In fiscal 2003, MAR was paid approximately $199,808 in fees, $15,000 in annual bonus, $15,000 in Flex compensation under the Flex Compensation program and $28,750 in common stock for services rendered by Mr. Iannini. MAR was also granted approximately $607,500 in restricted stock in fiscal 2003 as additional compensation.

OTHER RELATED TRANSACTIONS

Revolving Loan Agreements with Mathew and Markson Ltd. and Morris & Miller, Ltd.

     In December 2003, we entered into an agreement with Mathew and Markson, Ltd. and Morris & Miller, Ltd. (the "M&Ms"), both Antiguan corporations and, currently, our two largest stockholders, to terminate the revolving loan agreement previously provided to them in connection with our original acquisition from them of Telco Billing.

     Messrs. Crane and Johnson were employees of and primarily involved in the start-up of Telco Billing. Mr. Crane negotiated the acquisition of Telco Billing by the Company on behalf of the M&Ms and continues to serve as a liaison for the Company to the M&Ms.

     As part of the original acquisition of Telco Billing from the M&Ms, we provided them with the right to "put" back to us, under certain circumstances, the shares of Company common stock that they received in exchange for the shares of Telco Billing. We subsequently entered into a new arrangement with the M&Ms, whereby their "put" rights were terminated in exchange for the establishment of the revolving lines of credit. Under these lines of credit, we agreed to lend up to $10,000,000 to each of the M&Ms, collateralized by the Company stock held by the M&Ms and subject to certain limitations. All advances made under these lines of credit carried an interest rate at least 0.25 points higher than the Company's average cost of borrowing but in no event lower than eight percent. No more than $1 million could be advanced at any point in time and no advances could be made unless, after such advance, the Company had at least 30 days operating cash reserves or if the Company was in an uncured default with any of its lenders. At September 30, 2003, the Company had advanced an aggregate $2,126,204 to the M&Ms under this agreement. The M&Ms have been making interest payments on the advances but, as allowed under the agreement, have not made any principal repayments.

     Under our new agreement with the M&Ms, dated December 22, 2003 and memorialized in a Third Amendment to the original Stock Purchase Agreement, the revolving lines of credit are terminated effective April 9, 2004, upon the payment of the following final specific advances to each of the M&Ms:

     Morris & Miller, Ltd.

     $275,000 on January 30, 2004
     $300,000 on February 27, 2004
     $500,000 on March 31, 2004
     Sufficient funds to pay 3 years' interest on April 9, 2004

     Mathew and Markson, Ltd.

     $50,000 on January 30, 2004
     $100,000 on February 27, 2004
     $75,000 on March 31, 2004
     Sufficient funds to pay 3 years' interest on April 9, 2004

     Within ten days after April 9, 2004, the M&Ms will prepay all of the interest on their loans for the next 36 months. We will continue to retain pledged stock as collateral for the repayment of all such loans, which mature in December 2006.

     As part of this new agreement, we have also agreed to pay a quarterly dividend of not less than $.01 per share to all holders of our Common Stock beginning April 30, 2004 for the period ended March 31, 2004.

Sale of URL and Lease Arrangements

     In connection with the original acquisition of our wholly owned subsidiary, Telco Billing, from Morris & Miller, Ltd. and Mathew and Markson Ltd., both Antiguan corporations (the "M&Ms") and, currently, our largest stockholders, the Company agreed to pay Mathew and Markson $5,000,000 as a discounted accelerated royalty payment for a 20-year license of the URL "Yellow-Page.Net," which triggered the sale of this URL. The consideration was rendered under the terms of an Exclusive Licensing Agreement dated September 21, 1998, between Telco Billing and Mathew and Markson. The payment was originally to be paid in full upon the acquisition of Telco Billing. However, the Company was unable to pay the entire consideration in cash. As a result, the Company instead negotiated to pay the $5,000,000 due in cash at closing with a $3,000,000 down payment and also executed a $2,000,000 promissory note (the "Note") to Mathew and Markson, which was due on August 15, 1999. In addition, as a result of our failure to pay the entire $5,000,000 in cash at the original closing, we agreed to a $2,000,000 extension fee.

     On August 15, 1999, we defaulted on the payment of the Note. To extend this payment obligation to November 15, 1999, we agreed to provide, for the benefit of Mathew and Markson, $250,000 in tenant improvements for approximately one-half of our Mesa facility. The premises were leased to Mathew and Markson for $1.00 per year throughout the term of the five-year lease. The annual fair rental value of the lease premises is $4,500 per month. Business Executive Services, Inc. purchased this lease from Mathew and Markson for a one-time payment of $75,000.

     At the due date of the extension (November 15, 1999), we still had not paid the Note. Therefore, on November 15, 1999, we further extended the payment of the Note to January 15, 2000 by paying an extension fee of $200,000. On January 15, 2000, we again defaulted on the extension and the Note was renegotiated to a demand note with monthly installments of $100,000 per month. Under the terms of the renegotiated Note, the payments may have been suspended if we had did not have certain cash reserves or were otherwise in default under other obligations. The renegotiated Note was secured by 2,000,000 shares of our common stock held in escrow, to be returned for cancellation upon payment of the Note. The Note has been paid in full but the collateral shares are still held by Mathew and Markson to secure payment of the penalty fee discussed below.

     In July 2001, we were informed by Mathew and Markson that an additional $2,000,000 penalty fee was due on the original acquisition agreement as a result of the Company's failure to pay the entire $5,000,000 due in cash at the original closing. On September 25, 2001, in settlement thereof, we agreed to pay Mathew and Markson $550,000 and issued to Mathew and Markson 4,000,000 shares of our common stock valued at $0.09. The $550,000 is to be paid over a 36-month period at an annual interest rate of 10.5%. The balance as of September 30, 2002 was $115,868 due and payable September 25, 2004.

Simple.Net.

     We previously used Dial-Up Services, Inc., d/b/a Simple.Net, Inc., an Internet service provider beneficially owned by DeVal Johnson, our Executive Vice President of Corporate Image and a director, to provide Internet dial up services and other services to our customers. These services included customer service support for Simple.Net's customers and technology support and billing assistance. At the time our agreement with Simple.Net was entered into, this was beneficial to us because we did not have sufficient dial-up customers to avoid a minimum fee to the backbone providers, which are companies that own the cable and copper wire cables necessary to provide the service. As our customer base has grown, we are now able to economically enter into our own wholesale contract and in fact have done so with GlobalPOPs, Inc., an unrelated third party.

     On December 29, 2003, we entered into a separation agreement with Simple.Net, which becomes effective January 31, 2004. Under this agreement, Simple.Net will no longer provide any services to us. Although the Separation Agreement provides for a 30-day extension until March 2, 2004, neither
Simple.Net  nor  we  believe  that  this  time  period  will  be  needed.

RELATED PARTY TRANSACTION POLICY.

     Our general policy requires adherence to Nevada corporate law regarding transactions between the Company and a director, officer or affiliate of the Company. Transactions in which such persons have a financial interest are not void or voidable if the interest is disclosed and approved by disinterested directors or stockholders or if the transaction is otherwise fair to the Company. It is the policy of the Company that transactions with related parties are conducted on terms no less favorable to the Company than if they were conducted with unaffiliated third parties. During the fiscal year ended September 30, 2003, there have been no related party transactions except as shown above.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of February 1, 2004, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's common stock; (ii) each Named Executive Officer; (iii) each director of the Company; and (iv) all Named Executive Officers and directors of the Company as a group. The information as to beneficial ownership was furnished to us by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 4840 East Jasmine Street, Suite 105, Mesa, Arizona 85205.

                                               Shares            Percentage of
                  Name                   Beneficially Owned  Shares Outstanding (1)
---------------------------------------  ------------------  ----------------------
Angelo Tullo (2)                                  4,325,000                    8.9%
Gregory B. Crane (3)                              1,277,500                    2.6%
DeVal Johnson (4)                                 1,329,000                    2.7%
David J. Iannini (5)                                600,000                    1.2%
John Raven                                          100,000                      *
Daniel L. Coury, Sr.                                200,000                      *
Peter Bergmann                                      201,000                      *
Mathew and Markson Ltd. (6) (7)                  10,575,062                   21.8%
Morris & Miller Ltd. (6)                         10,350,000                   21.3%
Sunbelt Financial Concepts, Inc. (8)(9)           4,325,000                    8.9%

All executive officers and                        7,982,500                     16%
directors as a group
(7 persons).

* Represents less than one percent (1%) of our issued and outstanding common stock.
________________

(1) Based on approximately 48,860,802 shares outstanding as of February 1, 2004. This amount includes 2,000,000 shares issued and held as collateral for obligations of the Company under two promissory notes. Upon timely payment of the notes, the shares will be returned to the Company for cancellation.

(2) Of the number shown, 3,875,000 shares are owned by Sunbelt Financial Concepts, Inc., which are also shown separately in this table. While Mr. Tullo is the President of Sunbelt, he has no ownership interest in Sunbelt. Mr. Tullo does, however, have dispositive power over the shares of Common Stock owned by Sunbelt. Mr. Tullo disclaims beneficial ownership of the shares owned by Sunbelt except to the extent of any proportionate interest therein.

(3) Of the number shown, 1,000,000 shares are owned by Advertising Management and Consulting Services, Inc. ("AMCS"). While Mr. Crane is the President of AMCS, he has no ownership interest in AMCS. As President of AMCS, however, he shares dispositive power over the stock owned by AMCS. Mr. Crane disclaims beneficial ownership of the shares owned by AMCS except to the extent of any proportionate interest therein.

(4) Of the number shown, 1,004,000 shares are owned by Advanced Internet Marketing, Inc. ("AIM") Mr. Johnson is President of AIM and his minor children are the beneficiaries of the trust that owns AIM. Mr. Johnson disclaims beneficial ownership of the shares owned by AIM except to the extent of any proportionate interest therein.

(5)  Of  the number shown, 250,000 shares are owned by Mar & Associates ("Mar").

(6) Address is Woods Centre, Friar's Road, P.O. Box 1407, St. John's, Antigua, West Indies.

(7) The number of shares held by Mathew and Markson, Ltd. includes 2,000,000 shares issued as collateral for a debt owed by the Company. Mathew and Markson has voting control of these shares. These shares will be returned to the Company and cancelled upon timely payment of the debt. Ilse Cooper, is the control person for Mathew and Markson.

(8) Of the number shown, 3,875,000 are owned by Sunbelt and 450,000 shares are owned directly by Mr. Tullo. Of the 450,000 shares owned directly by Mr. Tullo, 150,000 shares were granted as restricted stock under our 2003 Stock Plan. Hickory Management is the owner of Sunbelt and J.C. McDaniel, Esq. is the control person.

(9)  Address  is  4710  E.  Falcon  Drive,  #204A,  Mesa,  Arizona,  85215.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by it during the year ended September 30, 2003, we believe that, during such year our executive officers, directors and ten percent stockholders complied with all such filing requirements except that Mr.

Bergmann filed a late Form 4 relating to the purchase of 1,000 shares of the Company's common stock and the receipt of 150,000 shares of restricted stock pursuant to the 2003 Stock Plan and Mr. Coury filed a late Form 4 relating to the receipt of 150,000 shares of restricted stock pursuant to the 2003 Stock Plan. The required filings were eventually filed to reflect these transactions.

         AMENDMENT TO THE YP.NET, INC. 2003 STOCK PLAN (PROPOSAL NO. 2)

     Proposal 2 seeks stockholder approval of an amendment to the YP.Net, Inc. 2003 Stock Plan (the "Plan") to increase the total number of shares authorized to be issued under the Plan from 3,000,000 to 5,000,000 shares. The 2,000,000 share increase represents approximately 4% of our approximately 48,860,802 total outstanding shares as of February 1, 2004.

     The Board of Directors believes that the Plan will promote the success and enhance the value of the Company by linking the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance.

     During the year ended September 30, 2002, our stockholders approved the 2002 Employees, Officers & Directors Stock Option Plan (the "2002 Plan"), which was intended to replace our 1998 Stock Option Plan (the "1998 Plan"). The 2002 Plan was never implemented, however, and no options, shares or any other securities were issued or granted under the 2002 Plan. There were 3,000,000 shares of our common stock authorized under the 2002 Plan, which were to come from our authorized but unissued common stock. On June 30, 2003 and July 21, 2003, respectively, our Board of Directors and a majority of our stockholders terminated both the 1998 Plan and the 2002 Plan and approved our 2003 Stock Plan. The 3,000,000 shares of common stock previously allocated to the 2002 Plan were re-allocated to the 2003 Plan.

     In December, 2003, our Board of Directors approved, subject to stockholder approval, an amendment to the Plan to increase the aggregate number of shares available thereunder by 2,000,000 shares in order to have an adequate number of shares available for future grants. As of February 1, 2004, a total of 2,269,000 shares of restricted stock had been issued under the Plan and were no longer available for grant, and a total of 731,000 shares remained available for additional grants, prior to giving effect to the proposed increase. The Board of Directors believes that it is in the Company's best interests to be able to continue to create equity incentives to assist in attracting, retaining, and motivating the key executives, service providers and consultants.

     From August 2003 through February 1, 2004 the following persons or groups had received restricted common stock under the Plan, as follows: (i) the Chief Executive Officer and the other executive officers named in the Executive Compensation Summary table: 950,000 shares; (ii) all current directors who are not executive officers as a group: 300,000 shares; and (iv) all employees, service providers and consultants as a group: 1,019,000 shares. We are unable to determine the number of restricted shares to be received in the future by all current executive officers as a group, all current directors who are not also executive officers as a group, or all employees, service providers or consultants.

     The Plan provides for the granting of restricted stock, performance shares, and performance-based awards to eligible individuals. A summary of the principal provisions of the Plan is set forth below. The summary is qualified by reference to the full text of the Plan, which is filed with the Securities and Exchange Commission as Exhibit 99.1 to the Company's Registration Statement on Form S-8 (File No. 333-107721) on August 7, 2003.

VOTE  REQUIRED

     The approval of the proposed amendment to the 2003 Stock Plan will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE PLAN.

WHO SHALL HAVE AUTHORITY TO ADMINISTER THE PLAN?

     The Compensation Committee or such other committee as appointed by the Board administers the Plan. The Committee has the exclusive authority to administer the Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards, and the acceleration or waiver of any vesting or restriction, provided that the Committee will not have the authority to waive any performance restrictions with respect to any performance-based awards.

WHO IS ELIGIBLE TO RECEIVE AWARDS UNDER THE PLAN?

     Persons eligible to participate in the Plan include all employees of, and non-employee service providers and consultants to, the Company and its subsidiaries, as determined by the Committee. As of February 1, 2004, there were approximately 119 eligible participants of the Company and its subsidiaries.

WHAT ARE THE LIMITATIONS ON THE AWARDS AND SHARES AVAILABLE?

     An aggregate of 5,000,000 shares of Common Stock will be authorized for issuance under the Plan, as amended. A maximum of 1,000,000 shares of Common Stock may be granted in the form of performance-based awards to any one participant for a performance period.

WHAT TYPES OF AWARDS MAY BE GRANTED UNDER THE PLAN?

     The Plan provides for the grant of restricted stock, performance shares, or performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals under the Plan in the future. See the Summary Compensation Table on page 9 of this Proxy Statement for information on prior awards to Named Executive Officers.

WHAT IS RESTRICTED STOCK?

     Under the restricted stock feature of the Plan, an eligible individual may be granted a specified number of shares of Common Stock. However, the recipient's rights to such shares do not vest until certain restrictions lapse or certain performance goals are attained. If the recipient violates any of the restrictions during the period specified by the committee or the performance standards fail to be satisfied, the stock is forfeited back to the Company.

WHAT ARE PERFORMANCE-BASED AWARDS AND PERFORMANCE SHARES?

     A performance share is a contingent right to receive a pre-determined amount if certain performance goals are met. The value of performance units will depend on the degree to which the specified performance goals are achieved but are generally based on the value of our Common Stock. Payment of earned performance units will be made within the time determined by the Committee days after the end of the measurement period for the performance unit. The Committee may, in its discretion, pay earned performance shares in cash, or Common Stock, or a combination of both.

     The amount of payments made to a participant will be the value of the performance share for the level of performance achieved multiplied by the number of performance shares earned by the participant. Prior to the beginning of each measurement period for the performance share, participants may elect to defer the receipt of the performance unit payout on terms acceptable to the Committee.

     Grants of performance-based awards under the Plan enable the Committee to treat restricted stock and performance share awards granted under the Plan as "performance-based compensation" under Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Because
Section 162(m) of the Code only applies to those employees who are "covered employees," as defined in Section 162(m) of the Code, only covered employees are eligible to receive performance-based awards. The term "covered employee" generally refers to executive officers and other highly compensated employees.

     Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: pre- or after tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Committee has the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant must be employed on the date the performance-based award is paid to be eligible for a performance-based award for that period.

WHO HAS THE AUTHORITY TO AMEND OR TERMINATE THE PLAN?

     The Committee, subject to approval of the Board, may terminate, amend, or modify the Plan at any time, provided that stockholder approval must be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN?

     A participant receiving restricted stock, performance shares, or performance-based awards will not recognize taxable income at the time of grant. The recipient will, however, recognize ordinary income equal to the fair market value of the stock at the time the restrictions lapse. The Company is entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the restrictions lapse. Instead of postponing the income tax consequences of a restricted stock award, the recipient may elect to include the fair market value of the Common Stock in income in the year the award is granted. This election is made under Section 83(b) of the Code. The Section 83(b) election is made by filing a written notice with the Internal Revenue
Service within 30 days of the date of grant and must meet certain technical requirements.

     The tax treatment of the subsequent disposition of restricted stock will depend upon whether the recipient has made a Section 83(b) election to include the value of the Common Stock in income when awarded. If the recipient makes a
Section 83(b) election, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the Common Stock and the fair market value of the Common Stock on the date of grant. The character of such capital gain or loss will depend upon the period the restricted Common Stock is held. If no Section 83(b) election is made, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the Common Stock and the fair market value of the Common Stock on the date the restrictions lapsed.

WHAT HAPPENS IN THE EVENT OF A CHANGE IN CONTROL OF THE COMPANY?

     In the event of a Change in Control (as defined in the Plan) of the Company, unless otherwise provided in an award agreement, the Committee has the discretion to provide that all awards under the Plan will become fully exercisable and all restrictions on awards will lapse.

EQUITY COMPENSATION PLAN INFORMATION

     We maintain the 2003 Stock Plan pursuant to which we may grant equity awards to eligible persons. The following table gives information about equity awards under the Company's Plan.

                               (a)                     (b)                       (c)

                                                                        Number of securities
                      Number of securities to     Weighted-average     remaining available for
                          be issued upon         exercise price of      future issuance under
                      exercise of outstanding   outstanding options,  equity compensation plans
                       options, warrants and    warrants and rights     (excluding securities
  Plan category              rights                                     reflected in column (a))
  -------------       -----------------------   --------------------  -------------------------
Equity compensation       2,269,000 (2)                N/A                     731,000
plans approved by
security holders (1)

Equity compensation           0                        N/A                         0
plans not approved
by security holders

     Total                2,269,000                    N/A                     731,000

     1 The 2003 Stock Plan was approved by written consent of a majority of the Company's stockholders on July 21, 2003.

     2 This number represents the number of shares of restricted stock granted to eligible persons under the Plan.


    AMENDMENT TO AND RESTATEMENT OF THE COMPANY'S ARTICLES OF INCORPORATION
                                (PROPOSAL NO. 3)

     The Company was originally formed in 1994 as Renaissance Center, Inc. Our Articles of Incorporation were restated in October of 1997 and our name was changed to Renaissance International Group, Ltd. This restatement also designated 3,000,000 shares of our Preferred Stock as Series A Convertible Preferred Stock with specified rights, preferences and privileges. In June 1998, a Certificate of Amendment was filed changing our name to RIGL Corporation and increasing our authorized Common Stock to 50,000,000 shares. In January 1999, a Certificate of Designations was filed with the Nevada Secretary of State designating 2,500,000 shares of our Preferred Stock as Series B Convertible Preferred Stock with the rights, preferences and privileges set forth therein and our Articles of Incorporation were again restated to include such designation. In September 1999, a Certificate of Amendment was filed with the Nevada Secretary of State changing our name to YP.Net, Inc. In January 2002, another Certificate of Amendment to our Articles of Incorporation was filed with the Nevada Secretary of State increasing our authorized shares of Common Stock to 100,000,000 and our authorized shares of Preferred Stock to 140,000,000. Additionally, this amendment designated 45,000,000 shares of Preferred Stock as Series C Convertible Preferred Stock and 45,000,000 shares as Series D
Convertible Preferred Stock with the rights, preferences and privileges set forth therein. Finally in June of 2002, a Certificate of Designation was filed with the Nevada Secretary of State designating 200,000 shares of Preferred Stock as Series E Convertible Preferred Stock with certain rights, preferences and privileges as set forth therein.

     Our Board of Directors has unanimously approved, and recommends that the stockholders adopt, a proposal to amend and restate our Articles of Incorporation as follows:

     -    change  the  corporate  name  of  the  Company  to  "YP  Corp.";

     - provide for the classification of the Board of Directors into three classes of directors with staggered three-year terms;

     - generally update the existing Articles of Incorporation to (a) eliminate the designation of the Series A, Series B, Series C, and Series D Preferred Stock since no shares of such Series have ever been issued and the Board of Directors has recently retired such series,
          (b) decrease the authorized Preferred Stock; (c) add language concerning the indemnification of the Company's officers and directors; (d) add language that upon dissolution of the Company, the Company's remaining net assets are to be paid to holders of Common Stock after any liquidation preference has been paid to Preferred Stockholders; (e) clarify that the number of directors of the Company may be increased or decreased as provided in the Company's Bylaws; (f) limit the ability of stockholders to act by written consent; and (g) require a supermajority vote of the stockholders to amend or repeal some of the foregoing amendments; and

     - restate the Articles of Incorporation by incorporating in a single document the new amendments, to the extent that they are approved by the stockholders at the Annual Meeting, as well as prior amendments and restatements.

The text of the proposed Amended and Restated Articles of Incorporation is set forth in Appendix A attached hereto.
           -----------

CHANGE OF CORPORATE NAME

     We are proposing to change our name to YP Corp. We believe that our current name, YP.Net, Inc., as well as the current name of our wholly owned subsidiary, Telco Billing, Inc., are inconsistent with our existing corporate structure. If successful in changing our corporate name, we intend to cause Telco Billing, Inc., our wholly owned subsidiary and the entity through which our primary operations are conducted, to operate under the "YP.Net" or "YP.Com" trade names. If the stockholders approve this proposal, it will become effective upon the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada. We intend to file the Amended and Restated Articles of Incorporation as soon as practicable after the Annual Meeting.

CLASSIFIED  BOARD

     Our Board of Directors has unanimously approved and recommended that the stockholders approve an amendment to our Articles of Incorporation, to provide for the classification of our Board of Directors into three classes of directors with staggered terms of office. Section 5 of Appendix A to this Proxy Statement sets forth the text of the proposed amendment to be added.

     Our Bylaws now provide that all directors are to be elected annually to serve until their successors have been elected and qualified. Nevada law permits provisions in the articles of incorporation or bylaws that provide for a classified board of directors. The proposed amendment to the Articles of Incorporation would provide that directors will be classified into three classes, as nearly equal in number as possible. One class of directors, initially consisting of Messrs. Tullo and Johnson, would hold office initially for a term expiring at the 2007 Annual Meeting; a second class of directors, initially consisting of Messrs. Crane and Coury, would hold office initially for a term expiring at the 2006 Annual Meeting; and a third class of directors, initially consisting of Mr. Bergmann, would hold office initially for a term expiring at the 2005 Annual Meeting. At each Annual Meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election or until their successors have been duly elected and qualified.

     If the number of directors is increased by the Board of Directors and the resultant vacancies are filled by the Board of Directors, those additional directors will serve only until the next Annual Meeting of stockholders, at which time they will be subject to election and classification by the stockholders. If any director is elected by the Board of Directors to fill a vacancy that occurs as a result of the death, resignation, or removal of another director, that director will hold office until the Annual Meeting of stockholders at which the director who died, resigned, or was removed would have been required, in the regular order of business, to stand for re-election, even though that term may extend beyond the next annual meeting of stockholders.

     The proposed classified Board of Directors amendment is designed to assure continuity and stability in our Board's leadership and policies because a majority of the Company's directors at any given time will have prior experience as directors with the Company. While we have not experienced any problems with such continuity in the past, we wish to ensure that this experience will continue. Our Board of Directors also believes that the classified Board proposal will assist the Board in protecting the interests of our stockholders in the event of an unsolicited offer for our Company.

     Because of the additional time required to change control of our Board of Directors, the classified board proposal will tend to perpetuate present management. Without the ability to obtain immediate control of our Board, a takeover bidder will not be able to take action to remove other impediments to its acquisition of our Company, including a redemption of stockholder rights, the terms of which create obstacles to an acquisition of our Company, if we choose to grant such rights to our stockholders and empower our Board to effect such a redemption. Because the proposed classified Board amendment will result in an increase in amount of time required for a takeover bidder to obtain control of our Company without the cooperation of our Board, even if the takeover bidder were to acquire a majority of our outstanding voting stock, it will tend to discourage certain tender offers, perhaps including some tender offers that our stockholders may feel would be in their best interests. The proposed classified Board amendment will also make it more difficult for our stockholders to change the composition of the Board even if our stockholders believe such a change would be desirable.

ELIMINATION OF PRIOR SERIES OF PREFERRED STOCK; DECREASE IN NUMBER OF PREFERRED STOCK AND ADDITION OF INDEMNIFICATION LANGUAGE; OTHER CLARIFICATIONS.

     We currently have five series of Preferred Stock designated, Series A, Series B, Series C, Series D and Series E. To date, only the shares of Series E Preferred Stock are issued and outstanding. Moreover, at this time we have no intention of issuing any additional shares of Preferred Stock, except in connection with a stockholders' rights plan, which we are considering at this time. Accordingly, our Board of Directors believes that it is in our best interest and the best interests of our stockholders to delete the prior provisions designating the rights, preferences and privileges of the Series A, Series B, Series C, and Series D Preferred Stock. Consequently, our Board of Directors further believes that the current number of authorized shares of Preferred Stock, which is 140,000,000, is unnecessary in light of our current financial situation. The Board of Directors proposes to reduce the authorized shares of Preferred Stock from 140,000,000 to 5,000,000. In the opinion of our Board of Directors, the proposal to delete the existing terms and conditions of the prior shares of Series A through Series D Preferred Stock and to decrease the authorized shares of Preferred Stock to 5,000,000 will align the Company's capital structure with its current and anticipated future needs.

     We will retain our ability to authorize additional shares of Preferred Stock with rights, preferences and privileges as determined by the Board of Directors and without further authorization from the holders of Common Stock, unless otherwise required by applicable law. This would permit the issuance at various times of shares of one or more series of Preferred Stock that could be specifically adapted to the financing needs of the Company at that time. We have no present plans, arrangements or understandings that would require the issuance of any additional shares of the Preferred Stock, except in connection with a stockholders' rights plan, which we are considering at this time. Any future issuance of shares of Preferred Stock would occur only upon a determination by our Board of Directors that such issuance was in the best interests of the Company and our stockholders.

     The dividend and liquidation rights of our Common Stock will be subject to the rights of any new series of Preferred Stock that may be issued and, generally, will be junior in rights and preferences to such shares of Preferred Stock. In addition, if additional shares of Common Stock or Preferred Stock are issued, either book value per share, earnings per share, or both, could be diluted due to the larger number of shares outstanding. Finally, there will be dilution to the voting power of each share of Common Stock and each share Preferred Stock as additional shares are issued.

     The Amended and Restated Articles of Incorporation could be construed as having an anti-takeover effect and the additional authorized shares of Preferred Stock could be issued to a third party favored by the Board of Directors to defend a possible third-party takeover attempt, which would give the favored party an advantage over a competing party in a contest to acquire control of the Company and remove incumbent management. Additionally, the excess shares of Preferred Stock could be used to create a stockholder rights plan or "poison pill" or a similar arrangement, in an effort to discourage a takeover attempt. At this time, our Board of Directors is considering the adoption of a stockholders' rights plan. However, we currently are not aware of any pending takeover attempt.

     We have added language to the Amended and Restated Articles of Incorporation to clarify our obligation and ability to indemnify our officers and directors for costs, expenses and liabilities arising out of claims or matters for which the Company is permitted to indemnify them under applicable Nevada law.

     Finally, we have added language to the Amended and Restated Articles of Incorporation to clarify that (i) the number of directors may be increased or decreased as provided in the Bylaws and (ii) upon liquidation or other dissolution, the remaining net assets of the Company, if any, will be distributed pro-rata among the holders of Common Stock after any liquidation preference of holders of Preferred Stock has been satisfied.

LIMITATION OF STOCKHOLDER ACTION BY WRITTEN CONSENT

     We have proposed an amendment to the Articles of Incorporation that would prohibit the Company's stockholders from acting by written consent in lieu of a meeting of stockholders without the Board of Directors' prior approval and authorization of the proposed action and except as may be provided in a designation of the preferences, limitations and relative rights of a series of the Company's preferred stock.

     The NRS and the Company's Bylaws currently permit the Company's stockholders to take any action that may be taken by stockholders at any annual or special meeting of stockholders without a meeting, provided this action is consented to in writing by stockholders having not less than the number of votes necessary to take the action at the meeting. This amendment would, if approved, provide that any action required or permitted to be taken by the stockholders of the Company must be effected either by written consent after approval and authorization by the Board of Directors or at a duly called and held annual or special meeting of stockholders. The proposed amendment provides an exception where specified in the designation of the preferences, limitations and relative rights of any series of the Company's preferred stock.

     The Board of Directors believes that the use of a written consent procedure in lieu of a meeting could be used in an unsolicited takeover attempt to undermine the protections that the Company currently has in place and those that it is proposing at the Annual Meeting. This provision provides management and the Board of Directors with the opportunity to review any proposed action to express their views and to take any necessary action deemed appropriate by them.

     A corollary of this proposal may be to preclude a takeover bidder who acquires a majority of the outstanding shares of the Company's Common Stock from proposing a merger, business combination, or other similar transaction or proposing the removal of directors, outside the process of holding a stockholder meeting. Because of the delay that may be involved in undertaking fundamental corporate changes requiring stockholder action, this provision may deter a future takeover attempt, or business combination, even if a substantial number of the Company's stockholders favored that takeover attempt or other action. The provision could also result in incumbent directors retaining their positions until the next Annual Meeting at which their terms expire, even though holders of a majority of the Company's Common Stock desire a change and could otherwise seek to remove directors through the written consent procedure.

SUPERMAJORITY APPROVAL FOR CERTAIN AMENDMENTS

     Assuming that the foregoing amendments are approved and adopted, it is appropriate to change the manner in which the Articles of Incorporation may be further amended. Currently, under the NRS, our Articles of Incorporation may be amended upon the affirmative vote of a plurality of the votes cast. This Proposal would provide for amendment of, and reserve to the Company the right to amend the provisions concerning the classified Board of Directors, the limitations on actions by written consent of the stockholders and future amendments only upon the affirmative vote of the holders of 66-2/3% of the outstanding capital stock of the Company entitled to vote. Setting a higher threshold for amendment of the newly adopted provisions will ensure continuity and not subject the Company to the instability of having its corporate governance regularly altered.

CONSOLIDATION OF PRIOR AMENDMENTS, RESTATEMENTS AND CERTIFICATES OF DESIGNATION IN A SINGLE AMENDED AND RESTATED ARTICLES OF INCORPORATION

     As discussed above, the current Articles of Incorporation consist of the original Articles of Incorporation as amended and restated by numerous Certificates of Amendment, Restatements and Certificates of Designation effecting prior name changes and the designations of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock. Because of the extensive changes that have been made to the original Articles of Incorporation, as well as the proposed amendments discussed above, the Board of Directors believes it is advisable to restate the Articles of Incorporation in full to the extent the proposed amendments are approved by the stockholders, rather than file a separate Certificate of Amendment to incorporate the approved amendments, thus incorporating all existing provisions, as amended in a single document.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of our Common Stock issued and outstanding as of the record date and present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the foregoing amendments and restatement to our Articles of Incorporation. Because approval of the Restated Articles of Incorporation requires the affirmative vote of holders of a majority of the shares of our Common Stock outstanding and entitled to vote thereon, abstentions and broker non-votes will have the same effect as votes cast at the Annual Meeting against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE
                       RESTATED ARTICLES OF INCORPORATION.

                              INDEPENDENT AUDITORS

     The Board of Directors has not yet selected an independent auditor to examine the annual consolidated financial statements of the Company and its subsidiary for fiscal year 2004. The Board of Directors is in the process of considering its needs for the fiscal year and expects to make a decision in the near future.

     Representatives of Epstein, Weber & Conover, P.L.C. our independent auditors for fiscal 2003 are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed by Epstein, Weber & Conover, P.L.C. for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2003 and for the reviews of the financial statements in the Company's quarterly reports on Form 10-Q for that fiscal year were $53,000, as compared to $48,175 for the fiscal year ended September 30, 2002.

AUDIT RELATED FEES

     The aggregate fees billed by Epstein, Weber & Conover, P.L.C. for professional services rendered in connection with services other than for the audit for the fiscal year ended September 30, 2003 were $15,035. These services consisted of the review and discussion of the accounting and tax treatment related to the 2003 Stock Plan, an internal controls review and United States Securities and Exchange Commission and other regulatory compliance.

TAX FEES

     Epstein, Weber & Conover, P.L.C. did not render professional tax services to the Company for the year ended September 30, 2003 or for the fiscal year ended September 30, 2002.

ALL OTHER FEES

     There were no other services rendered by Epstein, Weber & Conover, P.L.C. to the Company during each of the fiscal years ended September 30, 2003 and 2002.

     The Board of Directors has considered whether the provision of the above-described services is compatible with maintaining Epstein, Weber & Conover, P.L.C.'s independence and believes the provision of such services is not incompatible with maintaining such independence.

                      STOCKHOLDER PROPOSALS AND NOMINATIONS

     To be considered for inclusion in our proxy materials relating to our 2005 Annual Meeting, stockholder proposals must be received at our principal executive offices by November 2, 2004, which is 120 calendar days prior to the anniversary of the mailing date for this year's proxy materials. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2005 Annual Meeting.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, our Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

     A copy of our Annual Report for the year ended September 30, 2003 has been mailed to you currently with this Proxy Statement. This Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

     We have filed an Annual Report on Form 10-KSB for the year ended September 30, 2003 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-KSB by writing our Corporate Secretary at our principal executive offices at 4840 East Jasmine Street, Suite 105, Mesa, Arizona 85205-3321.

             ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

     We are offering our stockholders the opportunity to consent to receiving our future proxy materials and annual reports electronically by providing the appropriate information when voting via the Internet. Electronic delivery could save us a significant portion of the costs associated with printing and mailing Annual Meeting materials, and we hope that our stockholders find this service convenient and useful. If you consent and we elect to deliver future proxy materials and/or annual reports to you electronically, then we will send you a notice (either by electronic mail or regular mail) explaining how to access these materials but will not send you paper copies of these materials unless you request them. We may also choose to send one or more items to you in paper form despite your consent to receive them electronically. Your consent will be effective until you revoke it by terminating your registration at the website WWW.INVESTORDELIVERY.COM if you hold shares at a brokerage firm or bank participating in the ADP program, or by contacting our transfer agent, Registrar and Trust Company, if you hold shares in your own name.

     By consenting to electronic delivery, you are stating to YP.Net, Inc. that you currently have access to the Internet and expect to have access in the future. If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery because we may rely on your consent and not deliver paper copies of future Annual Meeting materials. In addition, if you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual report.

                                         YP.Net,  Inc.

                                         /s/ DeVal Johnson

                                         DeVal Johnson
                                         Secretary

March 1, 2004

                                  YP.NET, INC.

                 ANNUAL MEETING OF STOCKHOLDERS - APRIL 2, 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on April 2, 2004 and the Proxy Statement and appoints Angelo Tullo and David Iannini, and each of them, the proxy of the undersigned, with full power of substitution to vote all shares of Common Stock of YP.Net, Inc. (the "Company") that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Hotel, 200 West Centennial Way, Mesa, Arizona 85201 on April 2, 2004 at 10:00 a.m. local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

     1.   Election  of  Directors

[ ]  FOR ALL                            Angelo Tullo
[ ]  WITHHOLD ALL                       Gregory B. Crane
[ ]  FOR ALL EXCEPT                     Daniel Coury, Sr.
     (See instructions below)           DeVal Johnson
                                        Peter Bergmann

TO WITHHOLD AUTHORITY TO VOTE, MARK "FOR ALL EXCEPT" AND WRITE THE NOMINEE'S NAME IN THE LIST BELOW.

2.   To amend the Company's 2003 Stock      FOR      AGAINST     ABSTAIN
     Plan to increase the shares available  [ ]        [ ]         [ ]
     for issuance from 3,000,000 to
     5,000,000.

3.   To amend and restate the Company's     FOR      AGAINST     ABSTAIN
     Articles of Incorporation as           [ ]        [ ]         [ ]
     described in the Proxy Statement.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.

Please disregard the following if you have previously provided your consent decision.

[ ] By checking the box to the left, I consent to future delivery of annual reports, proxy statements, prospectuses other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the

      Company may no longer distribute printed materials to me regarding any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Registrar and Trust Company, 10 Commerce Drive, Cramford, NJ 07016 and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSAL 1, 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                         Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.

                         __________________________  _____________, 2004
                         Signature                   Date

                         __________________________  _____________, 2004
                         Signature (Joint Owners)    Date

                                                                      Appendix A
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                  YP.NET, INC.

YP.NET, INC. (the "Corporation"), a corporation organized and existing under the Nevada Revised Statues ("NRS") of the State of Nevada does hereby certify:

I. The Corporation, pursuant to the provisions of NRS 78.403, hereby adopts these Amended and Restated Articles of Incorporation (the "Restated Articles"), which accurately restate and integrate the Restated Articles of Incorporation filed on January 11, 1999 and all amendments thereto or Certificates of Designation filed thereafter that are in effect to date as permitted by NRS 78.385.

II. Each amendment made by these Restated Articles has been effected in conformity with the provisions of the NRS. The Restated Articles and each amendment thereto were duly approved and adopted by unanimous written consent of the Corporation's Board of Directors on January __, 2004. These Restated Articles and each amendment made hereunder were approved and adopted by the holders of at least a majority of the Corporation's issued and outstanding capital stock entitled to vote on such amendments at the Corporation's Annual Meeting of Stockholders held on April 2, 2004. The number of shares outstanding at the time of such adoption was _________ and the number of shares entitled to vote thereon was ________. The number of shares that voted to approve the amendments and these Restated Articles was ________, which was sufficient for approval.

III. The original Articles of Incorporation and all amendments, restatements and supplements thereto are hereby superseded by these Restated Articles, which are as follows:

     1.   Name.  The  name  of  the  corporation  is  YP  Corporation  (the
          ----
          "Corporation").

     2.   Capital  Stock.  The Corporation is authorized to issue two classes of
          --------------
stock. One class of stock shall be Common Stock, par value, $0.001. The second class of stock shall be Preferred Stock, par value $0.001. This Corporation is authorized to issue 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

          2.1.  Common  Stock. Each share of Common Stock issued and outstanding
                -------------
shall be entitled to one vote on all matters. Shares of such Common Stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. Fully paid shares of Common Stock of this Corporation shall not be liable to any further call or assessment. Dividends may be declared and paid on the Common Stock only out of funds legally available therefore. Upon the sale of substantially all of the stock or assets of the Corporation in a non-public transaction or dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, after all liquidation preferences payable to any series of Preferred Stock entitled thereto have been satisfied, the remaining net assets of the Corporation shall be distributed to the holders of Common Stock and any similarly situated stockholders who are not entitled to any liquidation preference (or, if there be an insufficient amount to pay all such stockholders, then ratably among such holders).

          2.2.  Preferred  Stock.
                ----------------

                (a) The Preferred Stock not so specifically designated may be designated in the future by action of the Board of Directors of the Corporation and otherwise in accordance with the applicable provisions of the NRS. The designated series of Preferred Stock shall have such powers, designations, preferences and relative, participating or optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Corporation's Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the manner in which such facts shall operate upon such powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

                (b) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class of series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

           3. Designation and Amount of Series E Convertible Preferred Stock. In
              --------------------------------------------------------------
accordance  with  the  foregoing  Section  2.2, the Corporation has authorized a
                                  ------------
series of Preferred Stock, which shall be designated as Series E Convertible Preferred Stock (the "Series E Preferred Convertible Stock"). The number of shares constituting the Series E Preferred Stock shall be 200,000, par value $0.001. The Series E Preferred Stock has the voting powers, preferences, relative, participating, limitations, qualifications, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

          3.1.  Dividends.
                ---------

                (a) The holders of outstanding shares of Series E Convertible Preferred Stock shall be equally entitled to receive preferential dividends in cash out of any funds of the Corporation legally available at the time for declaration of dividends, at the dividend rates applicable to each such series, as set forth herein, before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock, or other class of stock presently authorized or to be authorized (the Common Stock, and such other stock being hereinafter collectively the "Junior Stock") as follows:
Series E Convertible Preferred Stock shall receive dividends at the rate of 5% per annum on the liquidation preference per shares, payable each March 31, June 30, September 30 and December 31, commencing with the first such date following the issuance of such stock. Dividends shall accumulate from the date of issuance, until the first payment date, at which time all accumulated dividends and dividends from the date of issuance shall be paid if funds are legally available at such time. If funds are not legally available at such time, dividends shall continue to accumulate until they can be paid from legally available funds.

                (b) The dividends on the Series E Convertible Preferred Stock at the rate provided above shall be cumulative whether or not earned so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series E Convertible Preferred Stock then outstanding from the date from and after which dividends thereon are cumulative to the end of the quarterly dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series E Convertible Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of any shares of any other class of stock ranking on a parity with the Series E Convertible Preferred Stock ("Parity Stock") and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

                (c) Dividends on all shares of the Series E Convertible Preferred Stock shall begin to accrue and be cumulative from and after the date of issuance thereof. A dividend period shall be deemed to commence on the day following a quarterly dividend payment date herein specified and to end on the next succeeding quarterly dividend payment date herein specified.

           3.2.  Liquidation  Preference.  Upon the sale of substantially all of
                 -----------------------
the stock or assets of the Corporation in a non-public transaction or dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series E Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, before any distribution or payment is made upon the Common Stock or any other series or Preferred Stock, an amount in cash equal to $.30 per share, plus any accrued but unpaid dividends (or, if there be an insufficient amount to pay all Series E Convertible Preferred Stockholders, then ratably among such holders).

           3.3.  Voting  Rights.  The  holders of shares of Series E Convertible
                 --------------
Preferred  Stock  shall  have  no  voting  rights,  except  as  required by law.

           3.4.  Conversion  of  Series  E  Convertible  Preferred  Stock.
                 --------------------------------------------------------

                (a)  Holder's  Right  to  Convert.

                     (i) Conversion. The record Holder of the Series E Convertible Preferred Stock shall be entitled, after two years from the initial issuance of the Series E Convertible Preferred Stock and from time to time thereafter, at the office of the Corporation or any transfer agent for the Series E Convertible Preferred Stock, to convert all or portions of the Series E Convertible Preferred Stock held by such Holder, on a one for one basis into shares of the Common Stock, together with payment by the holder of $.045 per converted share.

                     (ii)  Mechanics  of  Conversion.

                           1. In order to convert Series E Convertible Preferred
Stock into full shares of Common Stock, the holder shall (i) transmit a facsimile copy of the fully executed notice of conversion in the form provided by the Corporation ("Notice of Conversion") to the Corporation, which notice shall specify the number of shares of Series E Convertible Preferred Stock to be converted, prior to midnight, New York City time (the "Conversion Notice Deadline"), on the date of conversion specified on the Notice of Conversion, and
(ii) promptly surrender the original certificate or certificates therefor, duly endorsed, and deliver the original Notice of Conversion by either overnight courier or 2-day courier, to the office of the Corporation or of any transfer agent for the Series E Convertible Preferred Stock, together with payment by certified or bank check for $.045 per converted share; provided, however, that the Corporation shall not be obligated to issue certificates evidencing such Series E Convertible Preferred Stock unless either the certificates evidencing such Series E. Convertible Preferred Stock are delivered to the Corporation or its transfer agent as provided above or the Holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of the certificate or certificates ("Stock Certificates") representing shares of Series E Convertible Preferred Stock and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Stock Certificate(s) of like tenor and date. No fractional shares of Common Stock shall be issued upon conversion of the Series E Convertible Preferred Stock. In lieu of any fractional share to which the Holder would otherwise be entitled, the Corporation shall pay cash to such Holder in an amount equal to such fraction multiplied by the value of the Common Stock as determined in good faith by the Corporation's Board of Directors. In the case of a dispute as to the calculation of the Conversion Price, the Corporation's calculation shall be deemed conclusive absent manifest error.

                           2.  The  Corporation  shall  issue and deliver at the
address of the Holder on the books of the Corporation (i) a certificate or certificates for the number of shares of Common Stock equal to the Conversion Number for the shares of Series E Convertible Preferred Stock being so converted and (ii) a certificate representing the balance of the shares of Series E Convertible Preferred Stock not so converted, if any. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided that the copy of the Notice of Conversion is faxed to the Corporation before midnight, New York City time, on the Date of Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                (b)  Adjustment  to  Conversion.

                     (i) If, prior to the conversion of all Series E Convertible Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the holders of Series E Convertible Preferred Stock shall thereafter have the right to purchase and receive upon conversion of Series E Convertible Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series E Convertible Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series E Convertible Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number of shares issuable upon conversion of the Series E Convertible Preferred Stock otherwise set forth in this Section (b)) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Corporation shall not effect any transaction described herein unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the holders of the Series E Convertible Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the holders of the Series E Convertible Preferred Stock may be entitled to purchase.

                     (ii) If any adjustment under this section would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional shares shall be disregarded, and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

           4.  Perpetual  Existence.  The  existence  of the Corporation will be
               --------------------
perpetual.

           5.  Board  of  Directors.  The  affairs  of  the Corporation shall be
               --------------------
governed by a Board of Directors. Subject to any rights to elect directors ("Preferred Stock Directors") granted to the holders of any series of Preferred Stock as set forth in the Certificate of Designation for such series or class of Preferred Stock, the number of persons to serve on the Board of Directors, and the number of directors in each class of directors, shall be fixed as set forth in the Bylaws and such number may be increased or decreased from time to time in such manner as provided by the Bylaws, but the number of directors shall never be less than three. Directors of the Corporation need not be residents of the State of Nevada and need not own shares of the Corporation's stock.

           5.1.  Classified  Board.
                 -----------------

                (a) Other than with respect to any Preferred Stock Directors, the Board of Directors shall be divided into three classes as nearly equal in number as possible (each, a "Class"), known as Class I, Class II and Class III. Directors of Class I first chosen at the annual meeting of stockholders held in 2004 shall hold office until the third annual meeting of the stockholders following their election, such annual meeting of the stockholders to be held in 2007; directors of Class II first chosen at the annual meeting of stockholders held in 2004 shall hold office until the second annual meeting following their election, such annual meeting of the stockholders to be held in 2006; and directors of Class III first chosen at the annual meeting of stockholders held in 2004 shall hold office until the first annual meeting following their election, such annual meeting of the stockholders to be held in 2005. At each annual meeting of stockholders beginning with the annual meeting of stockholders held in 2005, directors chosen to succeed those whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election. Other than with respect to any Preferred Stock Directors, when the number of directors is changed, any newly created directorships or any decreases in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. When the number of directors is increased by the Board of Directors (other than as a result of the establishment of any Preferred Stock Directors) and the resultant vacancies are filled by the Board of Directors, such additional directors shall serve only until the next annual meeting of stockholders, at which time they shall be subject to election and classification by the stockholders. In the event that any director is elected by the Board of Directors to fill a vacancy that occurs as a result of the death, resignation, or removal of another director, such director shall hold office until the annual meeting of stockholders at which the director who died, resigned, or was removed would have been required, in the regular order of business, to stand for re-election, even though such term may thereby extend beyond the next annual meeting of stockholders. Each director who is elected as provided in this Section 5 shall serve until his or her successor
                                ---------
is  duly  elected  and  qualifies.

                (b) Notwithstanding any other provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation, any director or all the directors of a single class (but not the entire Board of Directors) of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article 5 shall not apply with respect to the director or directors elected by such holders of preferred stock.

           6. Action by Written Consent. No action that is required or permitted
              -------------------------
to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors of the Corporation.

           7.  Cumulative  Voting.  There  shall  be  no  cumulative  voting  by
               ------------------
stockholders of any class or series in the election of directors of the Corporation.

           8.  Distributions  to  Stockholders.  Except  as  set  forth in these
               -------------------------------
Amended and Restated Articles or the Certificate of Designations for any series or class of Preferred Stock, the Board of Directors of the Corporation may, from time to time, distribute to its stockholders a portion of its assets in cash or property, whether or not the distribution, after giving it effect, would cause the Corporation's total assets to be less than the sum of the total liabilities plus the amount that would be needed, if dissolution were to occur at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. The Board of Directors may base a determination that a distribution is permitted hereunder on (i) financial statements prepared on the basis of accounting practices that are reasonable under the circumstances; (ii) a fair valuation, including, but not limited to, unrealized appreciation and depreciation; or (iii) any other method that is reasonable in the circumstances.

           9.  Director  and  Officer  Liability.  A director and officer of the
               ---------------------------------
Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or (ii) for authorizing any distribution in violation of Section 78.300 of the NRS. If the NRS is amended after approval by the stockholders of this Article to authorize corporate action further eliminating the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification. No amendment to the NRS that further limits the acts, omissions or transactions for which elimination or limitation of liability is permitted shall affect the liability of a director or officer for any act, omission or transaction, which occurs prior to the effective date of such amendment.

           10.  Indemnification.  The  Corporation  shall, to the fullest extent
                ---------------
permitted by Section 78.75 of the NRS, as the same may be amended, supplemented or replaced from time to time, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Pursuant to said Section 78.751 of the NRS, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

           11. Amendment of Articles of Incorporation. Subject to the provisions
               --------------------------------------
hereof, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing at any time and from time to time, the provisions set forth in Article 5 (Classified Board) and Article 8 (Action by Written Consent) may be repealed, altered, amended or rescinded in any respect only if the same is approved by the affirmative vote of the holders of not less than 66 2/3% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

     IN WITNESS WHEREOF, the undersigned President and Chief Executive Officer has executed these Amended and Restated Articles of Incorporation as of April __, 2004.

                                       YP.NET,  INC.,  a  Nevada  corporation


                                       Angelo  Tullo
                                       President  and  Chief  Executive  Officer